UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 6, 2021
____________________________
Carrols Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
____________________________

Delaware		001-33174	83-3804854
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street
Syracuse,	New York		13203
(Address of principal executive office)			(Zip Code)

Registrant’s telephone number, including area code:		(315)	424-0513

N/A
(Former name or former address, if changed since last report.)
____________________________
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TAST	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 6, 2021, Carrols Restaurant Group, Inc. (the "Company") entered into the Sixth Amendment to Credit Agreement (the "Sixth Amendment") among the Company, as borrower, certain subsidiaries of the Company (collectively, the "Guarantors"), as guarantors, Wells Fargo Bank, National Association (the "Administrative Agent"), as administrative agent, and the lenders party thereto as further described in "Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant" which is incorporated by reference in this Item 1.01.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The Sixth Amendment amends the Credit Agreement dated as of April 30, 2019 among the Company, the Guarantors, the Administrative Agent and the lenders party thereto (as previously amended by the First Amendment to Credit Agreement dated as of December 13, 2019 among the Company, the Guarantors, the Administrative Agent and the lenders party thereto, the Second Amendment to Credit Agreement dated as of March 25, 2020 among the Company, the Guarantors, the Administrative Agent and the lenders party thereto, the Third Amendment to Credit Agreement dated as of April 8, 2020 among the Company, the Guarantors, the Administrative Agent and the lenders party thereto, the Fourth Amendment to Credit Agreement dated as of April 16, 2020 among the Company, the Guarantors, the Administrative Agent and the lenders party thereto and the Fifth Amendment to Credit Agreement dated as of June 23, 2020 among the Company, the Guarantors, the Administrative Agent and the lenders party thereto, as further amended from time to time, the "Credit Agreement"). Capitalized terms used herein and not defined shall have the meanings set forth in the Credit Agreement.

The Sixth Amendment increased the aggregate maximum commitments available for revolving credit borrowings (including standby letters of credit) under the revolving credit facility by $29,185,704 to a total of $175,000,000. The Sixth Amendment also amended the definitions in the Credit Agreement of (i) Applicable Margin, to provide that the Applicable Margin for borrowings under the revolving credit facility (including Letter of Credit Fees) shall be at a rate per annum equal to 3.25% for LIBOR Rate Loans and 2.25% for Alternate Base Rate Loans, and (ii) Revolving Maturity Date, to provide that the Revolving Maturity Date is extended to January 29, 2026. In addition, the Sixth Amendment amended the Credit Agreement to remove the obligation by the Company to (i) pay a Ticking Fee pursuant to the Ticking Fee Rate and (ii) use the proceeds of an Extension of Credit which results in the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate amount of LOC Obligations equaling an amount in excess of $115.0 million solely for ongoing operations of the Company and its subsidiaries and not to hold as cash on the balance sheet.

As of April 6, 2021, there were no revolving credit borrowings outstanding and $9.0 million of letters of credit were issued under our revolving credit facility.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date: April 6, 2021

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	Vice President, Chief Financial Officer and Treasurer